United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2023

Date of Report (Date of earliest event reported)

Trailblazer Merger Corporation I

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41668	87-3710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue Suite 1401 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 586-8224

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	TBMC	The Nasdaq Global Market
Units	TBMCU	The Nasdaq Global Market
Rights	TBMCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 15, 2023, Trailblazer Merger Corporation I (the “Company”) announced that shares of the Company’s Class A common stock (the “Common Stock”) and rights to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination (the “Rights”), which together comprise the units sold in its initial public offering (the “Units”) will commence trading separately, commencing on or about May 15, 2023.

The Class A common stock and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols TBMC and TBMCR, respectively. At the time that the Common Stock and Rights begin separate trading, holders will hold the separate securities and no longer hold units, and the units will no longer trade on Nasdaq under the symbol TBMCU. This is a mandatory and automatic separation, and no action is required by the holders of the Units.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press release dated May 15, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2023

TRAILBLAZER MERGER CORPORATION I

By:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Title:	Chief Executive Officer